CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2017, relating to the financial statements and financial highlights of Meeder Funds comprising Muirfield Fund, Dynamic Allocation Fund (formerly known as Dynamic Growth Fund), Aggressive Allocation Fund (formerly known as Aggressive Growth Fund), Balanced Fund, Global Allocation Fund (formerly known as Global Opportunities Fund), Spectrum Fund, Quantex Fund, Conservative Allocation Fund (formerly known as Infrastructure Fund), Moderate Allocation Fund (formerly known as Dividend Opportunities Fund), Total Return Bond Fund, and Prime Money Market Fund for the year ended December 31, 2016, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company
Cohen & Company, Ltd.
Cleveland, Ohio
November 20, 2017